Exhibit T3B.8

EFFECTIVE ARTICLES OF INCORPORATION OF THE LIMITED LIABILITY COMPANY DIAMOND OFFSHORE DRILLING COMPANY N.V

The undersigned: Hans P. Sluyser, residing in Curacao, acting in the capacity as managing director of the limited liability company ATC Trustees (Curacao) N.V., established in Curacao, which company acts as managing director of the limited liability company: “DIAMOND OFFSHORE DRILLING COMPANY N.V.” established in Curacao, hereby certifies that the attached is a true but unofficial translation of the effective articles of incorporation of “DIAMOND OFFSHORE DRILLING COMPANY N.V.” Curacao, December 8, 1994. ATC TRUSTEES (CURACAO) N.V., graphic insert Hans P. Sluyser. Article 1 1. The name of the Corporation is: “DIAMOND OFFSHORE DRILLING COMPANY N.V.” In foreign trade the Corporation may call itself, in English: “DIAMOND OFFSHORE DRILLING COMPANY N.V.” 2. The Corporation is domiciled in Curacao. Article 2 The general purpose and powers of the corporation are as follows: (a) to own or acquire the use of, through bare-boat charters or subcharters or otherwise, semi-submersible drilling units. (b) to charter or subcharter semi-submersible drilling units to others. (c) to operate and manage semi-submersible drilling units either itself or by contracting with others. (d) to enter into drilling contracts with others for the employment of semi-submersible drilling units. (e) to engage in offshore and inland drilling activities for oil and gas and other mineral wells throughout the world and to do all acts and things required to be done in connection therewith. (f) to engage in any transaction relating to petroleum, gas and other minerals, and the products thereof, and to acquire, hold for investment or otherwise, own, lease, sell or otherwise dispose of, exercise, exchange, mortgage, pledge, explore, export and otherwise deal in any and all lands and interest in land in, on or under which petroleum, gas and other minerals are or may be located and any and all interests in petroleum, gas and other minerals, and the products thereof. (g) to carry on any other trade or business whatsoever which can be advantageously carried on by the corporation in connection with or as acillary to the general business of the corporation, as hereinabove or hereinafter stated or referred to. (h) to invest the capital of the corporation, accretions to capital and income of the corporation or any part thereof as the Board of Managing Directors may determine, in real property including the construction and alteration of buildings, and in personal property of any description whatsoever, including mortgages, bonds, stocks, shares and other securities, or evidences of indebtedness, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds of any sale or sales in other investments of a like nature. (i) to purchase, build, hire, charter, or otherwise own, hold, use and dispose of ships, steamships or other types of vessels and their appurtenances; to establish, operate and maintain ships, steamships and other types of vessels between any cities, towns, and ports in the Netherlands Antilles or in any part of the world; and generally to transport passengers, raw materials, goods, wares, merchandise, commodities, animals and other property of every kind, nature and description. Article 3 The corporation is entered into for an indefinite period of time. Article 4 1. The authorized capital of the Corporation is FIVEHUNDRED THOUSAND DOLLARS (US$ 500.000,-) Currency of the United States of America, divided into Fifty Thousand (50,000) shares with a par value of Ten Dollars ($10.—) each. The Common Stock of the Corporation shall be divided into two classes, to be known as Class A and Class B, consisting of Twenty-five Thousand (25,000) shares each. At the time of this amendment to the articles of incorporation five thousand (5,000) shares of each class are issued. The issuance of shares of Common Stock of the corporation shall be made by the Board of Managing Directors. All shares are registered shares. All stock- certificates shall be signed by two Managing Directors, one of whom shall be a Class A Managing Director and one of whom shall be a Class B Managing Director. Article 5 The annual meeting of the shareholders of the corporation shall be held within nine months after the end of the corporation’s fiscal year, at which meeting the balance sheet and profit and loss-account shall be determined. The time and place for the annual meeting shall be announced, at least ten days prior to the time scheduled for the meeting, by the Board of Managing Directors, by registered mail, postage prepaid, or by prepaid telegram, to the shareholders at their addresses appearing in the records of the corporation, which notice shall state the matters to be considered at the meeting. A special meeting of shareholders may be called by any Managing Director at any time in like manner and upon like notice, and shall be called upon the written request of the holders of one-tenth of the outstanding stock of the corporation, provided that such request indicates the exact matters to be discussed. Shareholders’ meetings may be held at any location within the Netherlands Antilles. At any meeting of the shareholders of the corporation, the holders of a majority of the voting capital stock of the corporation issued and outstanding, present in person or by proxy, shall constitute a quorum of the shareholders and the affirmative vote of a majority of the shares so present shall be required to take any action or adopt any resolution. Resolutions signed by all the shareholders of the corporation or by their proxies shall have the same effect as resolutions personally adopted by them at a duly convened meeting of shareholders. All shares of stock of the corporation, whether Class A or Class B, shall be entitled to the same rights as to voting, dividends, distributions upon dissolution and liquidation and all other matters; and no holder of stock of one class of the corporation shall be entitled to any preference by reason thereof over a holder of stock of the other class of the corporation. Article 6 a. The property and business of the corporation shall be administrated by its Board of Managing Director consisting of six (6) Managing Directors. b. Each managing director shall serve for one (1) year from the date of election and until its successor shall have been elected and accepted. A managing director need not be a shareholder and may be another corporation. c. Managing Directors shall be elected separately by a majority of the votes cast at the meeting of shareholders. d. A managing director may be suspended or removed at any time, with or without cause, by the meeting of shareholders. In case the votes cast for such suspension or removal should tie, the managing director over whom such vote has been cast shall cease to function as such, and another managing director shall be elected pursuant to the following paragraph (e) of this Article 6. e. In case the office of any managing director should become vacant for any reason, the corporation shall be temporarily managed by the other managing directors in office. In such case, the Board of Managing Directors shall call a meeting of shareholders as soon as possible to elect in accordance with the rules provided in paragraph (c) of this Article 6, a successor to complete the term of the vacant managing director, and during the interval between such vacancy and the election and acceptance of a successor, every act of management shall be limited to such acts as may not be postponed. f. The remuneration of each managing director shall be determined by the meeting of shareholders. A managing director may hold any remunerative office of profit with the corporation in addition to the office of managing director. g. The Board of Managing Director is authorized to enter into such contracts as are referred to in Article 60 of the Commercial Code of the Netherlands Antilles without instructions of the meeting of shareholders. h. The Company shall be represented in all matters, including court matters, by two (2) Managing Directors. The Board of Directors is expressly authorized to appoint one (1) or more of its employees or other persons as attorneys-in-fact and to determine their powers and the names in which they shall represent the Corporation and sign on its behalf provided such powers shall not exceed the powers of the Managing Board. In case of conflict of interest between the Corporation and a Managing Director in respect of any matter, the Corporation shall be represented in such matter by the other Managing Directors and in case all Managing Directors have such conflict of interest, the Corporation shall be represented by a neutral person to be appointed by the meeting of shareholders. i. Meetings of the Board of Managing Directors may be held in the Netherlands Antilles, the United States of America or the Kingdom of Denmark. Meetings of the Board of Managing Directors may be called by any Managing Director on twenty (20) days notice in writing by air mail or telegram addressed to each Managing Director stating the time and place of such meeting. j The purpose of the meeting need not be stated in any such notice. At any meeting of the Managing Directors of the Corporation, any Managing Director may be represented by a Co-Managing Director appointed by an instrument in writing signed by such Managing Director, a copy of which shall be sent to each of the other Managing Directors. Such instrument may provide for a power of substitution. Any such appointment shall be revocable at the pleasure of the Managing Director who executed it, such revocation to become effective as soon as the same has been communicated to the other Managing Directors and a copy thereof has been filed with the records of the Corporation. At any meeting of the Managing Directors of the Corporation, four (4) Managing Directors, present in person or by a proxy, shall constitute a quorum for the transaction of business. Resolutions must be adopted by the affirmative vote of at least three (3) Managing Directors to be valid as the act of the Board of Managing Directors. j. Each meeting of the Board of Managing Directors shall be presided over by a Chairman selected by a majority of the Board. A written record of each meeting of the Board shall be prepared by a Secretary selected by the Chairman. k. Resolutions signed by five of the managing directors or their duly appointed proxies shall have the same effect as resolutions duly adopted by the Board of Managing Directors at a duly convened meeting.

Article 7 Upon dissolution of the corporation, the general meeting of shareholders shall appoint a liquidator who shall: a. cause a final statement of account to be prepared which shall show with respect to each shareholder the status of its account and the amount, if any, owing to the corporation under any agreement among such shareholder and the corporation and/or another shareholder. b. pay the debts of the corporation (which shall include debts to shareholders) or otherwise make adequate provisions therefor. c. sell the property of the corporation and distribute the proceeds of sale to the shareholders in proportion to their share of ownership of stock in the corporation. Sale of the property may be made to a shareholder of the corporation or an affiliate or affiliates of a shareholder, provided the price at which such sale is made is approved by the Board of Managing Directors. d. In lieu of selling the property of the corporation, the liquidator may, with the approval of the Board of Managing Directors, distribute some or all of it in kind to the shareholders, subject to existing encumbrances and obligations, the value of such distributed property to be in proportion to each shareholder’s share of ownership of stock in the corporation. The value of the property so distributed shall be determined by two recognized independent appraisers, one of which shall be selected by each of the two largest shareholders in the corporation; if either of the said shareholders shall fail to select an appraiser within ten (10) days after a written request from the liquidators to do so, the appraiser selected by the other shareholder shall determine such value; if the two appraisers shall not agree as to such value, a third appraiser of recognized independence (the “Third Appraiser”) shall be selected by the other two appraisers or, if the two appraisers cannot agree as to such selection, the Third Appraiser shall be selected by a court of competent jurisdiction of the State of New York, U.S.A., and such value shall be the mean average between the appraisal of the Third Appraiser and whichever appraisal of the other two appraisers is closest in dollar amount to the appraisal of the Third Appraiser. e. Notwithstanding the foregoing, if any shareholder shall be indebted to the corporation, the liquidator shall apply such shareholder’s share of the proceeds of sale of the property of the corporation or the value of property which would otherwise have been distributed to it in kind to the liquidation of such shareholder’s indebtedness and distribute only the balance, if any, to such shareholder. The liquidator shall comply with all applicable provisions of law of the Netherlands Antilles. Article 8 Anyone subscribing for shares of the capital stock of the corporation shall pay for same at such time and in such manner as may be required by the Board of Managing Directors.

Article 9 The Board of Managing Directors may appoint a transfer agent. Such transfer agent shall record transfers in the stock book of the corporation when it is satisfied that such transfers are in accordance with law and the resolutions appointing said transfer agent and are otherwise appropriate. When a transfer has been recorded on the stock record books it shall be effective for all purposes, and no transfer will be recognized by the corporation unless it is so recorded. Initially, the transfer agent of the stock of the corporation shall be Chemical Bank, New York, New York. Article 10 a. The fiscal year of the corporation shall be from the first day of January until the last day of December in each year. b. The funds of the corporation shall be deposited in its name in such bank account or accounts as may be designated by the Board of Managing Directors. Only such persons as shall be designated from time to time by the Board of Managing Directors shall be authorized to draw checks on the account of the corporation. Article 11 Whenever under the provisions of the Articles of Incorporation or any amendment thereof, or any law, the shareholders, managing directors or any committees are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, or at any particular location, such meeting may be held without notice or without such lapse of time or in a different location, upon the written waiver of such notice or of such lapse of time or of such location signed by the person entitled to such notice or lapse of time or requirement as to location of the meeting. Article 12 These Articles of Incorporation may be amended only by the affirmative vote of the holders of a majority of the outstanding stock of the corporation. The shareholders reserve the right to amend these Articles of Incorporation from time to time, in the manner now or hereafter prescribed by law, and all rights conferred on managing directors and shareholders herein are granted subject to this reservation.